CONFIRMING STATEMENT

This statement confirms that Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon Q. Reynolds,

Jr, Robert W. Trudeau, John C. Rosenberg, Technology Crossover Management VI, L.L.C., TCV VI, L.P. and

TCV Member Fund, L.P. ("Filers"), have authorized and designated Robert C. Bensky,

Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton to execute and file on the

Filers' behalf all Forms 3, 4 and 5 (including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of FX Alliance, Inc.  The authority of Robert C. Bensky, Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton under this statement shall continue until the Filers are no longer required to file Forms 3, 4 and 5 with regard to their ownership of or transactions in securities of FX Alliance, Inc., unless revoked in writing.  The Filers acknowledge that Robert C. Bensky, Carla S. Newell, Patrick D.

Reilly and Frederic D. Fenton are not assuming any of the Filers' responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  ________________________

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Jay C. Hoag

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Richard H. Kimball

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John L. Drew

___________________

Jon Q. Reynolds, Jr.

___________________

Robert W. Trudeau

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John C. Rosenberg

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Technology Crossover Management VI, L.L.C.

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TCV VI, L.P.

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TCV Member Fund, L.P.